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FRED MEYER - WAREHOUSE LEASE
3205 N. WEBSTER
NORTH BASIN - SWAN ISLAND, PORTLAND


                                 RIDER TO LEASE


DATED:    As of November 1, 1994

BETWEEN:  REAL ESTATE PROPERTIES LIMITED PARTNERSHIP                 "Landlord"

AND:      FRED MEYER, INC.                                             "Tenant"


          This Rider to Lease ("Rider") hereby amends and supplements and is incorporated into and made part of that certain Lease dated AS OF NOVEMBER 16, 1994 between the parties (the "Lease") with respect to approximately 3,490 square feet of WAREHOUSE space AND CERTAIN ADJOINING LAND AREA SHOWN ON THE SITE PLAN ATTACHED HERETO AS EXHIBIT A (the "Premises") located at 3205 N. WEBSTER, NORTH BASIN - SWAN ISLAND, PORTLAND, OREGON (the "Facility") as more particularly described in the Lease. Capitalized terms not otherwise defined in this Addendum shall have the meanings ascribed in the other provisions of this Lease. In the event of any inconsistency or ambiguity between the terms of this Rider and the other terms of this Lease, the terms of this Rider shall prevail. The Lease is hereby supplemented and amended as follows:


RIDER - TERM; DELIVERY OF POSSESSION.  The Lease term will
        ----------------------------
commence DECEMBER 21, 1994 and end on DECEMBER 31, 1995, SUBJECT TO THREE SUCCESSIVE OPTIONS FOR TENANT TO EXTEND SUCH TERM FOR ADDITIONAL 12-MONTH PERIODS BY WRITTEN NOTICE TO LANDLORD NOT LATER THAN 90 DAYS PRIOR TO THE END OF THE THEN CURRENT TERM.

          THE PREMISES IS CURRENTLY VACANT AND LANDLORD IS PRESENTLY ABLE TO EFFECT DELIVERY OF POSSESSION.


RIDER 1 - USE.  The permitted use by Tenant UNDER SECTION 1(A)
          ---
will include WAREHOUSE, RELATED OFFICE (IF ANY), PARKING AND any OTHER lawful uses permitted by zoning and other governmental regulations affecting the Premises.


RIDER 1(B)  TENANT'S LIABILITY FOR INCREASED FIRE INSURANCE
               ----------------------------------------------
PREMIUMS, OTHER MATTERS.  Landlord will promptly notify Tenant
-----------------------
if Landlord's insurance carrier or underwriter or other person claims an increase in premiums attributable to Tenant's use of the Premises or that Tenant's activities on or about the Premises may invalidate such coverage or do not comply with applicable requirements, and will cooperate with Tenant, at Tenant's reasonable expense, to resolve such matter. Landlord represents to Tenant that (to the best of Landlord's knowledge) the uses of the Premises allowed Tenant under this Lease comply

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with and do not violate any provision of any insurance Landlord may now or hereafter obtain affecting the Premises or Facility. Landlord shall promptly provide Tenant with complete copies of all such policies which Tenant is required to comply (UNDER SECTION 2(B)).

          LANDLORD HAS DISCLOSED TO TENANT THAT LANDLORD HAS DISCOVERED A FILL PIPE AND A VENT PIPE ON OR NEAR THE PROPERTY (APPROXIMATELY 8 FEET OUT FROM THE BUILDING), AND THAT THERE MAY BE AN UNDERGROUND OIL STORAGE TANK OR OTHER TANK ON OR NEAR THE PROPERTY. LANDLORD WILL HAVE THE RIGHT AND OBLIGATION TO DETERMINE WHETHER SUCH TANK EXISTS AND TO TAKE SUCH STEPS AS ARE REQUIRED BY LAW TO DECOMMISSION AND REMOVE THE TANK AND PIPING AND ANY CONTAMINATED SOIL AROUND THEM AND OTHERWISE COMPLY WITH APPLICABLE LEGAL REQUIREMENTS RELATED THERETO.

          LANDLORD WILL KEEP TENANT REASONABLY INFORMED ABOUT THE STATUS OF SUCH WORK AND WILL INDEMNIFY TENANT (AND ITS SUBTENANT) AGAINST ANY CLAIM, LOSS OR REASONABLE OUT-OF-POCKET EXPENSE (INCLUDING REASONABLE ATTORNEY FEES) RELATED TO THE PRESENCE AND REMOVAL OF SUCH TANK, PIPES AND ANY CONTAMINATED SOIL. LANDLORD WILL PROVIDE TENANT, ON REQUEST, WITH COPIES OF ANY STUDIES, REPORTS OR NOTICES RECEIVED BY LANDLORD IN CONNECTION THEREWITH AN ANY NOTICES OR FILINGS BY LANDLORD IN CONNECTION WITH SUCH MATTERS.

          TENANT WILL REASONABLY COOPERATE (AT NO OUT-OF-POCKET COST TO TENANT) IN CONNECTION WITH LANDLORD'S WORK RELATED TO SUCH TANK, PIPES AND ANY CONTAMINATED SOIL AND WILL GIVE (OR REQUIRE ITS SUBTENANT TO GIVE) LANDLORD ACCESS TO PERFORM SUCH WORK. TENANT (AND ITS SUBTENANT) ARE NOT ASSUMING ANY OBLIGATION
                                      ---
RELATED TO SUCH TANK, PIPES AND ANY CONTAMINATED SOIL.

RIDER 1(B)  INSTALLATION.  Tenant will not be required to
            ------------
obtain Landlord's prior approval (UNDER SECTION 2(C)) of the use of power tools and other machinery and equipment typically used in the conduct of Tenant's permitted use and that do not pose a risk of any building overload.


RIDER 1(D)  SURRENDER.  The "ADDITIONS" to be surrendered (UNDER
            ---------
SECTION 2(D)) will not include Tenant's furniture, fixtures and equipment ("FF&E") or personal property.


RIDER 2   SECURITY DEPOSIT.  The requirement of a security
          ----------------
deposit (UNDER SECTION 2) is waived.


RIDER 3(B)  MAINTENANCE.  NOTWITHSTANDING THE PROVISIONS OF
            -----------
SECTION 3(B) OF THE LEASE, DURING THE INITIAL 12 MONTHS OF THE LEASE TERM, LANDLORD WILL BE RESPONSIBLE FOR PERFORMING ANY WORK REQUIRED TO THE ITEMS LISTED IN THE THIRD SENTENCE OF SECTION 3(B) OF THE LEASE.


RIDER 4   TAXES; OPERATING COSTS.  Notwithstanding SECTION 4 OR
          ----------------------
any OTHER provision of the Lease, Tenant's obligations to pay taxes and assessments ("Taxes") and operating costs are subject to the following:

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          (a)  Landlord estimates that the initial payments under
     this paragraph will be $210 per month.  Any adjustments by
                             ---
     Landlord to the estimated monthly payment and Landlord's annual summary of the actual Taxes and operating costs will include reasonable detail concerning the Taxes and operating costs paid or to be paid.

          (b) For purposes of SECTION 4 AND OTHER provisions of the Lease computing Tenant's share of costs based on the rentable area ("FLOOR AREA"), Tenant's share of costs will be determined based on the floor area of the Premises divided by the leasable floor area of the Facility (whether or not leased, occupied or open for business).

          (c)  The Taxes which Tenant may be required to pay or
     share under the Lease shall not include any excise, income,
                                 ---
     franchise, corporate, capital levy, capital stock, gross receipts, excess profits, transfer, revenue, estate, inheritance, gift or devolution or succession tax payable by Landlord, or any other tax, assessment, charge or levy upon, or measured in whole or in part by, the rent payable hereunder by Tenant.

          (d) As to any Taxes which are payable in installments or any assessment which is capable of being bonded, only the installment payment or bonded installment amount may be included in the amounts required to be paid by Tenant (whether or not Landlord actually elects to pay Taxes in installments or bond the assessment).

          (e) The periodic computation of actual costs compared to estimated payments and adjustment between the parties will occur not less frequently than annually, when the actual costs are determinable.

          (f) Operating costs are subject to Tenant's standard exclusions on the Schedule attached hereto.

          (g) Landlord will maintain and make available to Tenant for its review and audit or examination of Landlord's books and records pertaining to expenses under this Section, and of any other expenses chargeable to Tenant under this Lease. Any adjustment to the required monthly installment or payment or estimate shall be made after thirty (30) days advance notice containing the amount of the adjustment, how it was calculated and allocated, and such information about the costs actually incurred by Landlord as Tenant may reasonably require. No adjustments will be made retroactively for any period or expense incurred more than eighteen (18) months prior to the date of the adjustment.


          (h) Tenant, at Tenant's sole cost and expense, and after giving Landlord reasonable advance notice, may cause an examination or audit to be made of Landlord's books and records relating to expenses charged to Tenant (but not in any event more frequently than once every year). If it discloses (and the parties agree that) an error in calculation of the billings to Tenant, Tenant shall promptly pay the underpayment or Landlord shall promptly pay to Tenant the overpayment, whichever the case may be, and if there has been an overpayment of more than five percent

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     (5%), Landlord shall reimburse Tenant for the reasonable
     cost of the examination or audit.


RIDER 5   PARKING.  THE EXCLUSIVE PARKING AREA IS MARKED ON
          -------
EXHIBIT A.


RIDER 6(B)  TENANT'S INSURANCE.  Notwithstanding anything to the
            ------------------
contrary in this Lease, Tenant shall, so long as it has a net worth of at least $50,000,000, have the right to self insure all or any portion of the risks for which Tenant is required to carry insurance under this Lease, in lieu of carrying the policies described in this Lease.

          By execution of this Lease, Landlord acknowledges that it has approved (for purposes of the Lease) Tenant's insurance coverages, companies and deductibles and self-insurance arrangements, as set forth in information previously provided to Landlord in connection with this Lease.


RIDER 7(A)  TERMINATION BY LANDLORD ON PARTIAL DESTRUCTION OR
            -------------------------------------------------
CONDEMNATION.  Landlord will not exercise its right to terminate
------------
Tenant's Lease on a selective basis, unless Landlord is also terminating the leases of similarly affected tenants generally at the Facility. If a casualty or condemnation event occurs that would give Landlord an election whether or not to terminate the Lease, Landlord will notify Tenant within 60 days after the event occurs as to whether Landlord has decided to terminate the Lease or is willing to restore the Facility. If Landlord is willing to restore, Landlord's notice will contain reasonable detail on the plan and schedule for restoration ("Restoration Plan"). Tenant will have 15 days after receipt of any notice of a Restoration Plan to either approve the plan or terminate the Lease (if Tenant is not satisfied with the plan).


RIDER 9  TRANSFERS.  Notwithstanding any other provisions of the
         ---------
Lease (INCLUDING SECTION 9), the Lease will not restrict or
                                            ---
require Landlord's consent for any sublease or concession
arrangement by Tenant and will not restrict or apply to any sale
                               ---
or transfer of stock of Tenant.

          Notwithstanding any other provision of this Lease, the provisions of
SECTION 9 OF the Lease shall not apply to or restrict: (1) a transfer or assignment of this Lease to any corporation that is controlled by, controlling of, or under common control with, Tenant, where "control" means ownership of the interests constituting 50 percent or more of the voting power of a corporation or partnership (an "Affiliate Transfer"); or (2) an assignment or transfer of this Lease in connection with a sale of all or substantially all of the assets of Tenant or in connection with a merger, consolidation, acquisition of a controlling interest in Tenant's stock, or other significant corporate transaction ("Transaction Transfer"). No Affiliate Transfer shall constitute a release of Tenant unless Landlord agrees otherwise in writing. Tenant shall promptly notify Landlord of any Affiliate Transfer or Transaction Transfer.

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          Where Landlord's consent is required for a transfer by Tenant,
Landlord will give (or reasonably deny) its consent in writing within 20 days after receipt of a written request, including the name of the Transferee and such other information as Landlord may reasonably require.


RIDER 9(A)  REASON FOR ANY DISAPPROVAL PROVIDED.  Landlord will
            -----------------------------------
not take action to terminate this Lease because of an unapproved transfer or take other action against Tenant without first giving Tenant a written statement specifying the particular reasons why the proposed transfer and transferee were not reasonable acceptable to Landlord and any steps required to be taken by Tenant (if applicable) to obtain Landlord's consent, and at least twenty (20) days for Tenant to comply with such requirements or take other appropriate action with respect to Landlord's refusal to grant consent.


RIDER 10(A)    EVENTS OF DEFAULT.  Landlord will not have the
               -----------------
right to terminate this Lease or dispossess Tenant or other action on account of default UNDER SECTION 10 OF THE LEASE without giving Tenant notice and a reasonable opportunity to cure the alleged event of default (minimum of at least five days after receipt of written notice of the event Landlord considers a default with respect to payments and not less than 30 days after receipt of written notice as to other performance obligations, or to commence correction within such 30 days AS PROVIDED IN THE LAST SENTENCE OF SECTION 10(A)). Tenant will not be in default for any bankruptcy or insolvency event of default (FOR MATTERS LISTED IN SECTION 10(B)) unless Tenant is unable to obtain a dismissal or stay of proceeding within 45 days after becoming aware of the event.


RIDER 11  REMEDIES FOR DEFAULT.  Each party will use reasonable
          --------------------
efforts to mitigate damages for any default by the other party.
THE DISCOUNT RATE UNDER SECTION 11(C) WILL BE NINE PERCENT (9%)
PER ANNUM.


RIDER 11(A) AND (D)  NOTICE.  Landlord will not terminate the
                     ------
Lease or make a payment or perform an obligation on Tenant's behalf without Tenant having received five days' written notice of Landlord's intent to do so (which notice may be given in or separately from the notices under SECTION 10 OF THE LEASE).


RIDER 17  INTEREST AND LATE CHARGES.  The grace period for
          -------------------------
interest and late charges IN BOTH SENTENCES OF SECTION 17 is modified to be: "five days after receipt of written notice of nonpayment when due."


RIDER 18(C)  ENTRY.  Any entry by Landlord will be made after
             -----
reasonable advance notice (minimum ten (10) days' notice, except for emergency repairs). Such ten (10) days' written notice shall not be required with respect to emergency repairs required to protect persons, property or other safety of tenants, but in the event of such emergency repairs, Landlord will attempt to contact Tenant as soon as possible and keep Tenant advised as to the action being taken. The reasonable costs of work performed to correct a default shall be promptly

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reimbursed by Tenant after submission to it of invoice(s) and information on the work performed and costs incurred by Landlord as Tenant may reasonably require. If such reimbursement is not made within twenty (20) days after receipt of such invoice(s) and information, the costs incurred by Landlord will bear interest as provided in the Lease.


RIDER 20  GENERAL PROVISIONS.  The following General Provisions
          ------------------
are added to the Lease:


20.1  DECISION MAKING BY PARTIES.  Wherever a party's consent,
      --------------------------
approval, decision or determination is required under this Lease, such consent or approval shall be given or decision or determination shall be made in writing and in a commercially reasonable manner. No change in rent, the rights of the paries or the economic terms of this Lease shall be required as a condition to granting of consent. Any denial of consent will include in reasonable detail the reason for denial or aspect of the request that was not acceptable.


20.2  NOTICES.  Notices may be given by utilization of the
      -------
method(s) referenced in the Lease or by facsimile or other telecommunication device capable of transmitting or creating a written record or personally. Each party shall give notice to the other of its address for notice by written notice to the other. Unless Tenant designates another address for notice by notice given pursuant to this Section, notices to Tenant should be sent to the following address:

          Fred Meyer, Inc.
          3800 S.E. 22nd Avenue
          P.O. Box 42121
          Portland, Oregon 97204-0121
          Attn:  Senior Vice President, Corporate Facilities
          Facsimile No.:  (503) 797-3539

     with a copy to:

          Fred Meyer, Inc.
          3800 S.E. 22nd Avenue
          P.O. Box 42121
          Portland, Oregon 97242-0121
          Attn:  Corporate Legal Department
          Facsimile No.:  (503) 797-7138

For the purpose of this Lease, the term "receipt" shall mean the earlier of any of the following: (i) the date of delivery of the notice or other document to the address specified pursuant to this Section as shown on the return receipt or by the records of the courier, (ii) the date of actual receipt of the notice or other document by the office of the person or entity specified pursuant to this Section, or (iii) in the case of refusal to accept delivery or inability to deliver the notice or other document, the earlier of (A) the date of the attempted delivery or refusal to accept delivery, (B) the date of the postmark on the return receipt, or (C) the date of receipt of notice of refusal or notice of nondelivery by the sending party.

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Notices are not to be delivered to the Premises and are not
            ---
effective if delivered there (except that any notice required by law to be posted at or delivered to the Premises will be effective for purposes of satisfying the requirement of the law).

20.3  EXCULPATION; INDEMNITY.  No exculpation of Landlord or
      ----------------------
indemnity by Tenant will be construed to make Tenant responsible for claims arising from the gross negligence or willful misconduct of Landlord, its agents, independent contractors or employees. Landlord shall indemnify Tenant from any loss, liability, claim of liability cost and expense (including reasonable attorneys' fees and litigation expenses), arising out of or related to any violation of law or gross negligence or willful misconduct of Landlord, its agents, independent contractors or employees.

20.4  PRIOR AGREEMENTS.  This Lease (including all exhibits,
      ----------------
schedules and other attachments hereto, incorporated herein by reference) contains all of the agreements of the parties hereto with respect to any such matters which shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

20.5  AUTHORITY.  If Landlord or Tenant is a corporation or other
      ---------
entity, each individual executing this Lease on behalf of such corporation or entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation or entity, in accordance with its bylaws or organizational documents, and that this Lease is binding upon such corporation or entity.


          IN WITNESS WHEREOF, the parties have executed this Rider to Lease as of the date first above written.

          LANDLORD:           REAL ESTATE PROPERTIES LIMITED
                                PARTNERSHIP

                              By DAVID W. ROM
                                 ----------------------------


          TENANT:             FRED MEYER, INC.

                              By SCOTT L. WIPPEL
                                 ----------------------------

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SCHEDULE #1

                               STANDARD EXCLUSIONS


Notwithstanding anything contained in this Lease, no expenses incurred for the following shall be included in any common area or operating expenses or other expenses chargeable to Tenant under this Lease:

     1.   Rent on any ground lease;

     2. Leasing commissions, attorneys' fees, costs and disbursements, and other expenses (including advertising) incurred in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or occupants of the Shopping Center;

     3. Costs (including permit, license, and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or vacant space;

     4. Landlord's costs of any services sold to tenants or other occupants for which Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rent and escalations payable under the lease with such tenant or other occupant, and costs associating with valet parking (including wages and other expenses);

     5. Costs incurred in connection with the original construction or expansion of the Shopping Center, including any interest or payments on any financing, or the cost of correcting defects in the initial design or construction of the Shopping Center or expansion;

     6. Any depreciation and amortization of the Building of which the Premises are a part or other buildings and improvements within the Shopping Center;

     7. Expenses in connection with services or other benefits of a type not available to Tenant but which are provided to other tenant or occupant;

     8. Damages recovered by any tenant due to violation by Landlord of any of the terms and conditions of any lease or any other agreement relating to the Shopping Center, or any fine or penalty relating to any violation of law or contract by Landlord or any other tenant or occupant of the Shopping Center, or Landlord's expenses incurred in connection with responding to or contesting the same;

     9. Interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed or advanced money, except as expressly permitted herein;

     10. Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

     11. Any cost related to the operation of Landlord as an entity rather than the operating of the Shopping Center, including the cost and formation of the entity, internal accounting, legal matters, preparation of tax returns, etc.;

     12. Repairs occasioned by fires, windstorm, or other casualty, to the extent such repairs are covered by insurance or would have been covered by a standard "all risk" form of casualty insurance policy;

     13. Repairs and maintenance of any pylon or other sign maintained for tenants which does not include any of Tenant's signage;

     14. All costs for which Landlord has received reimbursement or is entitled to receive reimbursement pursuant to any law or agreement other than this Section (including, without limitation insurance and condemnation proceeds), except by way of basic rents or escalation rents;

     15. Manager's or agent's fees in excess of FIVE PERCENT (5%) of the other amounts included in the common area costs in which Tenant is required to share (not including any cost of insurance, any taxes or assessment on real or personal property or major capital expenditures);

     16.  Costs allocable to properties other than the Shopping
          Center;

     17. Legal fees in connection with the sale or lease of all or any portion of the Shopping Center, or any interest therein, or any financing or refinancing related to the Shopping Center, or in connection with any dispute with any other tenant(s) or occupant(s) of the Shopping Center or third parties claiming an interest adverse to Landlord in the Shopping Center or any portion thereof, and legal fees and auditing fees, other than legal and auditing fees reasonably incurred in connection with the maintenance and operation of all or any portion of the Shopping Center or in connection with the preparation of the statements required pursuant to additional rent or lease escalation provisions contained in leases of space in the Shopping Center;

     18. Executives' salaries above the grade of building manager; and

     19. Common area or operating expenses (such as parking lot repaving) properly chargeable to capital accounts shall be amortized over the useful life of the applicable item(s) in accordance with GAAP. In no event shall Tenant's share of expenses during each succeeding year of the Lease term, increase more than five percent (5%) per year over the amount charged by Landlord during the previous year.

As used herein, the term "Shopping Center" is replaced by the term "Facility."